PURCHASE AND SALE AGREEMENT

	THIS AGREEMENT is entered into by and between CIMBIX CORP., a Nevada corporation (the "Seller"), MILLENNIUM BUSINESS GROUP USA, INC., a Nevada corporation (?MBG USA?), ADVANCED DENTAL TECHNOLOGIES INC., a Nevada corporation and THE TRIPLE 8 HOLDING TRUST (the "Buyer") as of March 31, 2005.

                              RECITALS:

      WHEREAS, the Seller owns 4,018,000 shares of MBG USA and Seller owns 1,000 shares of ADT and the Seller is willing to sell the shares of common stock of MBG USA and ADT, representing 100% of the outstanding Common Stock of MBG USA and ADT (collectively, the "Common Stock"); and

	WHEREAS, the Seller desires to sell the Common Stock to the Buyer, and the Buyer desires to purchase the Common Stock from the Seller, on the terms, provisions and conditions set forth herein;

	NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyer do hereby agree to the covenants, promises, terms and conditions hereinafter set forth as follows:

                            AGREEMENT:

	1.	Purchase and Sale:   At the closing, which shall be held
no later than 5:00 PST on March 31, 2005 (the "Closing"), and upon the terms and subject to the conditions set forth herein, the Seller shall shall transfer its 4,018,000 shares of MBG [2,080,000 Common A shares and 1,938,000 Common B shares] to the Buyer, and the Seller shall transfer its 1,000 shares of ADT to the Buyer as follows:

        THE TRIPLE 8 HOLDING TRUST	4,018,000 shares  from MBG USA
        THE TRIPLE 8 HOLDING TRUST	    1,000 shares  from ADT

	The Buyer shall purchase the Common Stock from the Seller in accordance with Section 2 below.

2.	Consideration:  The purchase price ("Purchase Price") for the
Common Stock shall be One Hundred Dollars ($100.00) and the indemnification of the Seller by the Buyer for all the liabilities, known or unknown, of MBG USA and ADT. All funds shall be paid in full at the time on or before March 31, 2005.

3.	Delivery of the Common Stock; Payment of Purchase Price:   At
Closing, the Seller shall deliver to the Buyer the certificate representing the Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with all taxes attributable to the transfer and sale of the Common Stock paid by the Seller; and the Buyer shall deliver to the Seller the Purchase Price in accordance with Section 2.

4.	Inspection and Due Diligence.  The Buyer acknowledges that Seller has provided to the Buyer all items requested by the Buyer for the Buyer's due diligence inspection of the businesses of MBG USA and ADT (collectively referred to as the "Business"). Such items included, but were not limited to:

a.	Books and records, including financial records from the operation of the Business.
b.	A list of all accounts receivable and accounts payable.
c.	All business records and documents pertaining to various allegations of the Business.


5.	Indemnification. MBG USA and ADT, jointly and severally, hereby agree to defend, indemnify and hold harmless (including payment of attorney's fees, costs and expenses) the Seller with regard to any claims, whether meritorious or not, that may be made against it in any proceeding, whether administrative or legal, brought against it by creditors and/or claimants to the assets of MBG USA and ADT by individual or entity.

6. Mutual Release. Subject to the performance of the referred to herein, the parties to this Agreement (the ?Parties?) hereby absolutely, fully and forever release and discharge each other, and each of their associates, owners, predecessors, successors, heirs, spouses, assigns, agents, officers, employees, representatives, lawyers and all persons acting by, through, under or in concert with them, of and from any and all lawsuits, causes of action, arbitrations, request for proceedings, debts, warranties, expressed or implied, balances, liabilities, demands, obligations, costs, expenses, damages and liens of every kind whatsoever which he now has or may hereinafter have against the others, by reason of, arising out of, based upon or pertaining to or any alleged liabilities of MBG USA and ADT.

    	It is expressly understood and agreed that the possibility that such undiscovered claims exist has been explicitly taken into account in determining the consideration due hereunder, having been bargained for in full knowledge of the possibility of such unknown claims, and given in exchange for the release and discharge of the claims covered by this release.

	The Parties agree that if any of them hereafter commences, joins in or in any manner seeks relief through any suit arising out of, based upon or related to any of the liabilities released hereunder, or in any manner asserts against the other any of the liabilities released hereunder, either by themselves or through their agents or assign, then such party will pay to the other, in addition to any other damages caused to the other thereby, all costs and attorneys' fees incurred in defending or otherwise responding to said suit or claim.

	The parties hereto expressly waive any and all rights under California Civil Code Section 1542, or any other federal, state, or local statutory rights or rules or principles of common law or equity similar to Section 1542 similar provision. Thus, no party may invoke the benefits of Section 1542 or any similar provision in order to prosecute or assert in any manner any Claims released under this Agreement. Section 1542 provides as follows:

	"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

7. Agreement Not To Be Construed As Admission. This Agreement is entered into by the Parties solely for the purpose of a sale of Common Stock. It does not constitute, nor shall it be construed as, an admission by any of the parties of the truth or validity of any of liabilities that might have been asserted by one party against another party to this Agreement.

8. Entire Agreement. This Agreement constitutes the entire Agreement between the Parties pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreement, understandings, negotiations and discussions, whether oral or written, in connection with this subject matter hereof. No supplements or modifications or waivers or terminations of said Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any provisions of the Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar). Nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing.

9. Severability. In case any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10. Successors. All of the terms and provisions of this Agreement shall be binding upon and shall insure to the benefit of the Parties hereto, their heirs, administrators, executors or successors.

11. Interpretation. The Parties acknowledge and agree that each has been given the opportunity to independently review this Agreement with legal counsel and/or has the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions hereof and does so understand and agree. In the event of an ambiguity of this Agreement, the interpretation of this Agreement shall not be resolved by any rule of interpretation providing for interpretation against the party who causes the uncertainty to exist or against the draftsman.

12. Execution of Documents. Each party to this Agreement agrees to execute and deliver such other documents and instruments and to take such further actions as may be reasonably necessary to fully carry out the intent and purposes of this Agreement.

13. Headings. The headings contained in this Agreement have been inserted for convenience only and in no way define or limit the scope or interpretation of the Agreement.

14. Time of Essence. Time is of the essence to the performance of each of the Parties' obligations arising hereunder.

15. Authority. The undersigned individuals executing this Agreement on behalf of their respective parties represent and warrant that said individuals are authorized to enter into and execute this Agreement on behalf of such parties, the appropriate corporate resolutions or other consents have been passed and/or obtained, and that this Agreement shall be binding on the party on whose behalf they are executing this Agreement.

16.    Counterparts.  All parties should sign individually and no counterparts.

17. Attorneys' Fees. In the event of any breach of this Agreement, the defaulting party agrees to pay all damages thereby incurred, including but not limited to all costs of collection, and reasonable attorneys' fees incurred by the other party, on account of any such default, whether or not suit is filed.

18. Governing Law. This Agreement is made and is deemed to be performed in Los Angeles County, California, and shall be construed in accordance with the laws of said State. Should a dispute arise over any issue in this Agreement resulting in the filing of a lawsuit, venue shall be in Los Angeles County.


IN WITNESS WHEREOF, the parties have caused this Agreement to be entered into and have signed their respective names hereto, effective as of the date first written above

      March 31, 2005                    /s/   Robert Rosner
Date: --------------                    --------------------------------
					CIMBIX CORP
					By its duly authorized Officer

      March 31, 2005			/s/   Donald Walker
Date: --------------                    --------------------------------
					MILLENNIUM BUSINESS GROUP USA, INC.
					By its duly authorized Officer

      March 31, 2005			/s/   Jonothan Kaplan
Date: --------------                    ---------------------------------
					ADVANCED DENTAL TECHNOLOGIES INC.
					By its duly authorized Officer

      March 31, 2005			/s/   Fred Manger
Date: --------------                    --------------------------------
					THE TRIPLE 8 HOLDING TRUST
					By its duly authorized Officer